EXHIBIT 24.1


                       NATIONAL CITY MORTGAGE CAPITAL LLC

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Kelly C. Johnson, Theodore W. Tozer and Steven R. Simpers as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of National City Mortgage LLC), to sign any Registration Statement on Form S-3 and any or all amendments thereto (including post-effective amendments) of National City Mortgage Capital Corp. under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


      SIGNATURE                           TITLE                       DATE

/S/ Paul Thomas               Director and President             August 18, 2005
------------------------      (Principal Executive Officer)
Paul Thomas


                              Director, Vice President
/S/ Dale A. Branham           and Treasurer
------------------------      (Principal Financial Officer
Dale A. Branham               and Principal Accounting           August 18, 2005
                              Officer)


/S/ Bernard J. Angelo         Director                           August 18, 2005
------------------------
Bernard J. Angelo